UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 26, 2024

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

new jersey	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C ROUTE ONE SOUTH, SUITE 400, ISELIN, New Jersey 08830

(Address of principal executive offices, including zip code)

(732)-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, No Par Value	MSEX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act  (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.02.  Departure of Director or Principal Officers; Election of Directors; Appointment of Certain Officers.

On November 26, 2024, Middlesex Water announced the appointment of Gregory Sorensen, Vice President and Chief Operating Officer, effective December 16, 2024, as per the attached release. Middlesex Water Company also announced the retirement of G. Christian Andreasen as Vice President, Enterprise Engineering effective January 31, 2025 as per the attached release.

Press Release

Middlesex Water Company has announced the appointment of Gregory Sorensen as Vice President and Chief Operating Officer, effective December 16, 2024. A copy of the Company’s press release dated November 26, 2024, is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Middlesex Water Company has announced the retirement, after 42 years of service, of G. Christian Andreasen, Vice President, Enterprise Engineering, and President, Pinelands Water and Wastewater Companies, effective January 31, 2025. A copy of the Company’s press release dated November 26, 2024, is filed herewith as Exhibit 99.4 and is hereby incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit	Description of Document

99.1	Company Press Release announcing the appointment of Gregory Sorensen as Vice President and Chief Operating Officer.

99.2	Employment Agreement between Middlesex Water Company and Gregory Sorensen

99.3	Change In Control Agreement between Middlesex Water Company and Gregory Sorensen

99.4	Company Press Release announcing retirement of G. Christian Andreasen, Vice President, Enterprise Engineering.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/ Mohammed G. Zerhouni
Sr. Vice President, Chief Financial Officer and Treasurer

Dated: November 26, 2024